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                                   Exhibit 99

                               NationsRent, Inc.

                            450 East Las Olas Blvd.
                         Fort Lauderdale, Florida 33301


                                  May 24, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408


Re: LETTER TO SECURITIES AND EXCHANGE COMMISSION PURSUANT TO TEMPORARY NOTE 3T

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, NationsRent,
Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen"), its independent public accountants, stating that the December 31, 2001 audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.



                            Very truly yours,

                            NationsRent, Inc.

                            /s/ Ezra Shashoua

                            Ezra Shashoua
                            Executive Vice President and Chief Financial Officer